TURNER, STONE & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                       12700 PARK CENTRAL DR., SUITE 1610
                              DALLAS, TEXAS 75251
                            TELEPHONE (972) 239-1660
                            FACSIMILE (972) 239-1665
                              WWW.TURNERSTONE.COM

                                                           MEMBER
                                                    AMERICAN INSTITUTE OF
                                                 CERTIFIED PUBLIC ACCOUNTANTS
          MEMBER                                           AND ITS
      TEXAS SOCIETY                           PRIVATE COMPANIES PRACTICE SECTION
CERTIFIED PUBLIC ACCOUNTANTS                         SEC PRACTICE SECTION


                        INDEPENDENT ACCOUNTANT'S REPORT

Board of Directors and Stockholders
21st Century Technologies, Inc.
  and subsidiaries
Fort Worth, Texas

We have reviewed the accompanying consolidated balance sheet of 21st Century Technologies, Inc. and subsidiaries as of June 30, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the three months then ended. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope that an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such and opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying June 30, 2001 consolidated financial statements for them to be in conformity with generally accepted accounting principles.

/s/TURNER, STONE & CO., LLP

Certified Public Accountants
September 24, 2001